Exhibit 99.1

VONAGE HOLDINGS CORP.
RECONCILIATION OF GAAP REVENUES TO ADJUSTED REVENUES
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018

Revenues	$302,534	$297,584	$261,531	$879,659	$774,979
Deferred revenue adjustment from acquired companies	760	1,656	—	4,915	—
Revenue from acquired companies (prior to acquisition) less revenue from divested businesses	—	—	19,052	—	57,089
Outage credits and significant one-time items	—	(440)	—	(440)	933
Adjusted revenues	$303,294	$298,800	$280,583	$884,134	$833,001